UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Synergy CHC Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

865 Spring Street, Westbrook, ME	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2017, Synergy CHC Corp. (the “Company”) entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) with Knight Therapeutics (Barbados) Inc. (“Knight”), pursuant to which Knight agreed to loan the Company up to an aggregate of $30.0 million. That same day (the “Closing”), the Company borrowed $10.0 million under the Loan Agreement (the “Third Tranche” with the remaining $20.0 million, “Additional Tranches”) and paid Knight an origination fee of $200,000, a work fee of $100,000, and $100,000 for Knight’s costs and expenses incurred in connection with the Loan Agreement.

The Loan Agreement amends and restates the original loan agreement that the Company and Knight entered into in January 2015 and subsequently amended (as amended, the “Original Loan Agreement”). As of August 9, 2017, the Company had borrowed an aggregate of $11.5 million under the Original Loan Agreement in two tranches, of which the remaining balance on the first tranche was $1,687,500 (the “First Tranche”) and on the second tranche was $1,375,000 (the “Second Tranche”). The First Tranche and Second Tranche are subject to the terms and conditions of the Loan Agreement.

Additional Tranches under the Loan Agreement are available to the Company until August 9, 2022 provided that no event of default exists. Each Additional Tranche must be for a minimum amount of $1.0 million, may only be used to finance qualified acquisitions (as defined in the Loan Agreement), and can be denied in Knight’s absolute discretion. If an Additional Tranche is denied, the Company can effect a qualified acquisition through a special purpose entity with such special purpose entity being entitled to obtain financing from third parties so long as such financing does not adversely affect Knight or Knight’s rights under the Loan Agreement. Upon the closing of any Additional Tranche, the Company will pay Knight an origination fee equal to 2% of the Additional Tranche, a work fee equal to 1% of the amount of the Additional Tranche, and reimburse Knight for its expenses incurred in connection with its consideration of any Additional Tranche (whether or not advanced).

The First Tranche and Second Tranche bear interest at a rate of 15% per year compounded quarterly, provided that upon the occurrence of an equity financing (as defined in the Loan Agreement) the interest rate on the First Tranche drops to 13% per year compounded quarterly. Interest on the First Tranche is payable in arrears on March 31, June 30, September 30, and December 31 in each year. Interest on the Second Tranche is payable in arrears on the eleventh day of each month. The Third Tranche and Additional Tranches of the Loan bear interest at a rate of 10.5% per year compounded quarterly, with the interest payable in arrears on the same schedule as the First Tranche and beginning on September 30, 2017.

All outstanding principal and accrued and unpaid interest on the outstanding loans under the Loan Agreement are due on the earliest to occur of either (a) January 20, 2018 (with respect to the First Tranche), November 11, 2017 (with respect to the Second Tranche), August 9, 2020 (with respect to the Third Tranche), and the third anniversary of the date of the advance of any Additional Tranches (with respect to the Additional Tranches), and (b) the date that Knight, in its discretion, accelerates the Company’s obligations due to an event of default. Principal payments on the Third Tranche commence in November 2017 and continue quarterly as set forth on the Repayment Schedule to the Loan Agreement along with the repayment schedules of the First Tranche and Second Tranche. The Company may not prepay the outstanding principal on any loans under the Loan Agreement without the prior written consent of Knight, which may be withheld or conditioned in Knight’s absolute discretion.

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On the Maturity Date of the Third Tranche and every Additional Tranche (or upon the acceleration of each such loan), the Company must pay Knight a success fee (the “Success Fee”) of that number of Company common shares equal to 10% of the loan, divided by the lesser of (a) $1.50, (b) the lowest price at which any common shares were issued by the Company in any offering or equity financing or other transaction between the Closing Date and the date the Success Fee is due, and (c) the current market price on the date the Success Fee is due. The Company may also pay the Success Fee in cash pursuant to the terms of the Loan Agreement.

The Loan Agreement includes customary representations, warranties, and affirmative and restrictive covenants, including covenants to attain and maintain certain financial metrics, and to not merge or dispose of assets, acquire other businesses (except for businesses substantially similar or complementary to the Company’s business, and provided that the aggregate consideration to be paid does not exceed $100,000 and the acquired business guarantees the Company’s obligations under the Loan Agreement) or make capital expenditures in excess of $500,000. The Loan Agreement also includes customary events of default, including payment defaults, breaches of covenants, change of control and material adverse effect defaults. Upon the occurrence of an event of default and during the continuation thereof, the principal amount of all loans under the Loan Agreement will bear a default interest rate of an additional 5%.

The Company’s obligations and liabilities under the Loan Agreement are secured and unconditionally guaranteed by certain of the Company’s wholly-owned subsidiaries as provided in the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Loan Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On August 10, 2017, the Company issued a press release announcing the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 10, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: August 14, 2017	/s/ Jack Ross
Jack Ross
President and Chief Executive Officer

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